UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________
FORM 8-K
 _____________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 2, 2016

_____________________________________________
Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)

_____________________________________________

Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 422-2121
(Former name or former address, if changed since last report.)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
As previously disclosed in a Current Report on Form 8-K furnished on April 28, 2016, Marathon Petroleum Corporation (“MPC”) completed the contribution of its inland marine business to its sponsored master limited partnership, MPLX LP, on March 31, 2016. In connection with the contribution of its inland marine business to MPLX LP, MPC revised its segment reporting presentation in the first quarter of 2016. In previous periods, the MPC inland marine business and MPC’s investment in an ocean vessel joint venture, Crowley Ocean Partners LLC, which is accounted for under the equity method of accounting, were presented within its Refining & Marketing segment. In the revised segment reporting presentation, they are presented in MPC’s Midstream segment. Comparable prior period information in the Marathon Petroleum Corporation First Quarter 2016 Investor Relations Packet (the “Investor Relations Packet”) has been recast to reflect MPC’s revised segment presentation. The Investor Relations Packet is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Investor Relations Packet can be found on the Investor Relations page of the MPC website at www.marathonpetroleum.com.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Marathon Petroleum Corporation First Quarter 2016 Investor Relations Packet

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: May 2, 2016	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Corporate Secretary and Chief Compliance Officer

Index to Exhibits

Exhibit Number	Description

99.1	Marathon Petroleum Corporation First Quarter 2016 Investor Relations Packet